   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001

                      REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KEY3MEDIA GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE                                                    95-4799962
              (State or Other Jurisdiction of                                      I.R.S. Employer
               Incorporation or Organization)                                    Identification No.)

                         5700 WILSHIRE BLVD., SUITE 325
                             LOS ANGELES, CA 90036
                                 (323) 954-6000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, Of Registrant's Principal Executive Offices)

                                NED S. GOLDSTEIN
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             KEY3MEDIA GROUP, INC.
                         5700 WILSHIRE BLVD., SUITE 325
                             LOS ANGELES, CA 90036
                                 (323) 954-6000
           (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                                   COPIES TO:

                              DUNCAN C. MCCURRACH
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. []

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED         PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE       MAXIMUM OFFERING    AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(1)      PRICE PER UNIT(2)         PRICE(2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.................      29,370,693             $5.125            150,524,802           $35,975.43
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes the shares of common stock initially issuable upon conversion of the shares of Series A 5.5% Convertible Redeemable Preferred Stock and Series B 5.5% Convertible Redeemable Preferred Stock. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall also include an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the shares of Series A 5.5% Convertible Redeemable Preferred Stock of Series B 5.5% Convertible Redeemable Preferred Stock by reason of adjustment of the conversion price in certain circumstances.

(2) Estimated solely for the purpose of computing the registration fee based on the average of the high and low prices for Key3Media's common stock as reported on the New York Stock Exchange on December 20, 2001, in accordance with Rule 457(c) of the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 21, 2001

PROSPECTUS

                             [KEY3MEDIA GROUP LOGO]

                             KEY3MEDIA GROUP, INC.

                         29,370,693 SHARES OF COMMON STOCK

     This prospectus relates to offers and sales by selling shareholders from time to time of up to 29,370,693 shares of common stock of Key3Media Group, Inc. These shares of common stock will be issued to the selling shareholders upon conversion of Key3Media's Series A 5.5% Convertible Redeemable Preferred Stock (the "Series A") and/or Series B 5.5% Convertible Redeemable Preferred Stock (the "Series B"). The selling shareholders received registration rights when they purchased Key3Media's Series A and Series B. In addition, the selling shareholders have the right to require Key3Media to register, with some exceptions, the common stock or options of Key3Media they had when they purchased the Series A and/or B and/or the common stock of Key3Media they acquired within 30 days of purchasing the Series A and/or B.

     The selling shareholders will receive all the proceeds from the sales of the common stock offered hereby. Key3Media will not receive any proceeds from such sales and will pay the costs of registering the common stock under this prospectus.

     Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "KME". Our headquarters are located at 5700 Wilshire Blvd., Suite 325 Los Angeles, CA 90036; telephone number (323) 954-6000. The last reported sale price on the NYSE on, December 20, 2001 was $5.08 per share.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" CONTAINED IN OUR FORM 8-K FILED ON NOVEMBER 28, 2001, WHICH IS INCORPORATED BY REFERENCE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

December   , 2001.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Available Information.......................................     i
Forward Looking Statements..................................     1
Use of Proceeds.............................................     1
Dividend Policy.............................................     1
Selling Shareholders........................................     1
Description of our Convertible Preferred Stock..............     2
Description of Common Stock We May Offer....................     4
Anti-Takeover Provisions of Our Certificate of
  Incorporation, Bylaws and Delaware Law....................     5
Plan of Distribution........................................     8
Validity of the Securities..................................    11
Experts.....................................................    11

                             AVAILABLE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Key3Media, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document.

     We incorporate by reference into this prospectus the following documents or information filed with the SEC:

          (1) Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 001-16061);

          (2) The Reports on Form 8-K we filed on June 11, 2001, June 26, 2001, November 28, 2001 and December 12, 2001 and on Form 8-K/A we filed on November 13, 2001, (File No. 001-16061);

          (3) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, (File No. 001-16061); and

          (4) All documents filed by Key3Media Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

     Information contained in this prospectus will automatically update and, where applicable, supersede any information contained in (1), (2), (3) or (4) above. In addition, any information referred to in this way is considered part of this prospectus from the date we file that document except for any information that is superseded by information subsequently filed with the SEC. Any information filed by us with the SEC after the date of this prospectus and before the termination of this offering will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Chief Financial Officer, Peter Knepper, who can be reached at Key3Media Group, Inc., 5700 Wilshire Blvd., Suite 325, Los Angeles, CA 90036, (323) 954-6000.

                           FORWARD LOOKING STATEMENTS

     In this prospectus and in the documents incorporated by reference, we have included statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Among other things, these statements relate to our future operating and financial results, plans and objectives and other events that have not yet occurred. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which are inherently uncertain and beyond our control. Because forward-looking statements involve many risks and uncertainties, there are many factors that could cause actual results to differ, possibly materially, from those expressed or implied by these statements. These include economic conditions generally and in the information technology industry in particular; the timing of our tradeshows and other events and their popularity with exhibitors, advertisers and attendees; technological changes and developments; competition; intellectual property rights; and national and international crises or events. In addition, the terrorist attacks on September 11, 2001 have adversely affected the economy generally and significantly decreased air travel in particular. These developments have and will continue to adversely affect participation and attendance at our events, although we are not able to quantify or reliably estimate the future impact that these matters may have on our businesses, results of operations or financial condition. The sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus Supplement dated June 22, 2001 we filed with the SEC under Rule 424(b) relating to our high yield bond offering, the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments" in the Form 10-Q for the quarter ended September 30, 2001 we filed with the SEC, the Form 8-K and exhibits thereto we filed on November 28, 2001 with the SEC, and the section entitled "Item 1. Business -- Certain Factors That May Affect our Business" in the Annual Report on Form 10-K for the year ended December 31, 2000 we filed with the SEC contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of our forward-looking statements and/or adversely affect our business, results of operations and financial position. These statements and discussions are incorporated herein by reference. We do not plan to update any forward-looking statements.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of common stock pursuant to this prospectus.

                                DIVIDEND POLICY

     We have not paid cash dividends on our common stock and do not expect to do so in the foreseeable future. In addition, our senior bank credit facility and senior subordinated notes contain restrictions which limit our ability to pay cash dividends on our capital stock.

                              SELLING SHAREHOLDERS

     The following table sets forth the following information, assuming the automatic conversion of all shares of convertible preferred stock on November 27, 2011 at a conversion price of $5.55:

     - the name of each selling shareholder;

     - the number of shares of common stock beneficially owned by each selling shareholder (assuming exercise of all vested and unvested options);

     - the number of shares of common stock being offered in the offering by each selling shareholder; and

     - the number of shares and the percentage of common stock to be beneficially owned by each selling shareholder after the completion of the offering, if more than one percent.

                                  NUMBER OF SHARES        MAXIMUM
                                 BENEFICIALLY OWNED      NUMBER OF           SHARES              PERCENT
                                   BEFORE OFFERING        SHARES       BENEFICIALLY OWNED   BENEFICIALLY OWNED
NAME                             (INCLUDING OPTIONS)      OFFERED      AFTER OFFERING(3)      AFTER OFFERING
----                             -------------------   -------------   ------------------   ------------------
Invemed Catalyst Fund,
  L.P.(1)(2)...................      12,902,403         12,902,403                --
ValueAct Capital Partners,
  L.P.(2)......................       7,892,829          7,892,829                --
ValueAct Capital Partners II,
  L.P.(2)......................         640,196            640,196                --
ValueAct Capital International,
  Ltd.(2) .....................         246,784            246,784                --
William M. Sams (1)(2).........         695,658            695,658                --
Trinity Fund, Ltd. ............       2,486,339          2,486,339                --
Spirit Fund, Ltd. .............         621,584            621,584                --
Levco Alternative Fund LTD.....       1,219,860          1,219,860                --
Purchase Associates LP.........         334,101            334,101                --
Cascade Investment, L.L.C. ....         621,584            621,584                --
Bedford Oak Partners, L.P. ....         621,584            621,584                --
Chilton QP Investment Partners,
  LP. .........................         117,572            117,572                --
Chilton International, LP......         519,334            519,334                --
Chilton Opportunity
  International, LP. ..........          37,854             37,854                --
Chilton New Era Partners, LP...          88,762             88,762                --
Chilton New Era International,
  LP...........................         168,853            168,853                --
The Gabelli Convertible
  Securities Fund, Inc.........         155,396            155,396                --
TOTAL..........................      29,370,693         29,370,693                --

          (1) The general partner of Invemed is Invemed Catalyst GenPar, LLC, a Delaware limited liability company ("Catalyst GenPar"). The managing members of Catalyst GenPar are Gladwyne Catalyst GenPar, LLC, a Delaware limited liability company ("Gladwyne GenPar"), and Invemed Securities, Inc., a New York corporation. One of the members of Gladwyne GenPar is Michael B. Solomon, who has served on the Board of Key3Media since 2000. Another member of Gladwyne GenPar, William M. Sams, purchased in his individual capacity 80,000 shares of our Series B Preferred Stock. Invemed disclaims beneficial ownership of these shares. Invemed has the right to acquire upon exercise of options 13,333 shares of common stock that Invemed has the right to acquire upon exercise of currently exercisable options and excludes 26,667 shares of common stock that may be acquired upon exercise of currently unvested options. Mr. Solomon has disclaimed beneficial ownership of these securities to the extent of his pecuniary interest therein.

          (2) Invemed Catalyst Fund, L.P., William M. Sams and ValueAct Capital Partners, L.P. and its affiliates collectively purchased 2,010,000 shares of our common stock from SOFTBANK America Inc., one of our affiliates.

          (3) Assuming all shares offered are sold.

                 DESCRIPTION OF OUR CONVERTIBLE PREFERRED STOCK

     On November 27, 2001, we sold 1,000,000 shares of our Series A 5.5% Convertible Redeemable Preferred Stock (which we refer to as the Series A) and, 1,080,000 shares of our Series B 5.5% Convertible Redeemable Preferred Stock (which we refer to as the Series B). On December 11, 2001 we sold an additional 300,000 shares of our Series B. On December 19, 2001, we sold an additional 600,000 shares of our

Series B. We refer to the Series A and the Series B collectively as our convertible preferred stock. The terms of the convertible preferred shares are identical except that the Series A will not be convertible until the shareholders of our company approve the conversion rights at a special meeting to be held on February 7, 2002. Because shareholders entitled to cast a majority of the votes that can be cast at the meeting have agreed to vote for such approval, approval of the Series A conversion rights is assured. We have granted registration rights to the holders of our convertible preferred stock. The sales of our convertible preferred stock were conducted as private placements exempt from registration under the Securities Act and the purchasers paid $25.00 per share. The 300,000 shares issued on December 11, 2001 were paid for by delivery of $10 million aggregate principal amount of our 11.25% senior subordinated notes due 2011 which were valued at $7.5 million for this purpose.

     The convertible preferred shares have the following terms. The convertible preferred shares will be entitled to cash dividends when, as and if declared by our Board at the applicable annual rate of the applicable liquidation preference per share, and no more, which will accrue and be payable quarterly. The applicable liquidation preference for any quarterly dividend period is the liquidation preference, in effect at the beginning of such quarterly dividend period. The applicable annual rate means, with respect to any quarterly dividend period, (i) if such quarterly dividend period ends prior to November 27, 2002, 5.39% per annum and (ii) if such quarterly dividend period ends after November 27, 2002, 5.5% per annum. The liquidation preference will initially be $25.00 per share, but if we do not pay in cash the full quarterly dividends on any dividend payment date, the liquidation preference per share will increase by the amount of such unpaid quarterly dividends per share. In addition to these quarterly dividends, the convertible preferred shares will also be entitled to participate in any dividends or distributions paid on our common stock on an as converted basis. The convertible preferred shares will vote together with the common stock on an as converted basis on all matters on which the common stock is entitled to vote. Each convertible preferred share will be convertible at any time by the holder into a number of shares of common stock equal to (i) (A) the then accreted liquidation preference plus (B) any accrued and unpaid dividends multiplied by a fraction the numerator of which is the then current conversion price and the denominator of which is the then current market price, divided by the then current conversion price. The conversion price will initially be $5.55 but will be subject to customary anti-dilution adjustments.

     We may redeem all or any part of the convertible preferred shares at any time beginning on the third anniversary of their issue date at their accreted liquidation preference plus accrued but unpaid quarterly dividends for the then current dividend period plus a premium on the initial liquidation preference, which is 3.5% in the first year in which we can redeem the shares and declines ratably to zero after the fourth year in which we can redeem. At any time after the volume-weighted average of the closing price of the common stock for 60 consecutive trading days equals or exceeds 150% of the then current conversion price, we may also cause all the convertible preferred shares to be converted into a number of shares of common stock equal to (i) the then accreted liquidation preference plus (ii) (A) any accrued and unpaid dividends multiplied by (B) the ratio of the then current market price, divided by the current conversion price.

     On November 27, 2011, as of 5:00 p.m., New York City time, all of the outstanding shares of Series A and Series B will automatically be converted into fully paid, validly issued and non-assessable shares of our common stock, at the rate of that number of shares of common stock for each full share of Series A or Series B (calculated as to each conversion to the nearest 1/100 of a share of common stock) that is equal to the adjusted liquidation preference (as defined) divided by the lower of (i) the conversion price (as defined) or (ii) the closing price (as defined) for the common stock, in each case determined as of the automatic conversion date, or into such additional or other securities, cash or property.

     At any time after the volume-weighted average of the closing price (as defined) of our common stock for any 60 consecutive trading days (as defined) equals or exceeds 150% of the then current conversion price, then by written notice we may cause all of the outstanding shares of Series A and/or Series B to be converted into fully paid, validly issued and non-assessable shares of our common stock, at the rate of that number of shares of common stock for each full share of Series A or Series B that is equal to the adjusted liquidation preference divided by the conversion price.

                    DESCRIPTION OF COMMON STOCK WE MAY OFFER

     Please note that in this section entitled "Description of Common Stock We May Offer," references to Key3Media Group, Inc., "we", "our" and "us" refer only to Key3Media Group, Inc. and not to our consolidated subsidiaries. Also, in this section, references to "holders" mean those who own common stock registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in common stock registered in street name or in common stock issued in book-entry form through one or more depositaries.

     The total amount of authorized capital stock of our company is 600 million shares, consisting of 200 million shares of common stock, par value $.01 per share, 200 million shares of non-voting common stock, par value $.01 per share, and 200 million shares of preferred stock, par value $.01 per share. As of the date of this prospectus, 68,099,575 shares of our common stock and no shares of non-voting common stock were currently issued and outstanding. As of the date of this prospectus, we had 1,000,000 shares of Series A 5.5% Convertible Redeemable Preferred Stock issued and outstanding and 1,980,000 shares of Series B 5.5% Convertible Redeemable Preferred Stock issued and outstanding.

     The discussion that follows describes our certificate of incorporation and by-laws and their effect on our common stock.

     The (i) shares issued to the selling shareholders upon their conversion of the Series A and/or Series B; (ii) shares or options to purchase shares the selling shareholders already hold upon purchasing the Series A and/or B; and/or
(iii) shares the selling shareholders acquired within 30 days of purchasing the Series A and/or B offered by this prospectus have been duly authorized and, when issued upon conversion of the Series A and Series B in accordance with their terms, will be validly issued, fully paid and non-assessable and an opinion of Sullivan & Cromwell to that effect has been filed as an exhibit to the registration statement of which this prospectus forms a part. The holders of shares of our common stock will be entitled to receive dividends out of assets legally available at the time and in the amounts as our board of directors may from time to time determine. Shares of our common stock are not convertible and holders of our common stock have no preemptive or subscription rights to purchase any of our securities. Upon the liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to receive pro rata the assets of our company that are legally available for distribution, after payment of all of our debts and other liabilities. Each of our outstanding shares of common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including election of directors. There is no cumulative voting. Except as otherwise required by law or the certificate of incorporation, the holders of our common stock will vote on all matters submitted to a vote of the stockholders, including election of directors.

     The powers, preferences, and rights and the qualifications, limitations and restrictions of our common stock and our non-voting common stock are identical in all material respects, except that holders of non-voting common stock do not have any voting power and are not entitled to receive notice of meetings of stockholders unless otherwise required by law.

LISTING

     Our common stock is traded on the NYSE under the symbol "KME".

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is The Bank of New York.

     No holder of any stock of our company of any class authorized at the distribution date will have any preemptive right to subscribe to any securities of our company of any kind or class.

                  ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE
                   OF INCORPORATION, BYLAWS AND DELAWARE LAW

GENERAL

     Our certificate of incorporation and by-laws and the General Corporation Law of Delaware, or DGCL, contain provisions that could delay or make more difficult a hostile acquisition of our company, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us, particularly (but not exclusively) in the initial years of our existence as an independent, publicly owned company, to develop our business in a manner which will foster our long-term growth without disruption caused by the threat of a takeover deemed by our board of directors not to be in the best interests of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although that type of proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. Set forth below is a description of all of the provisions contained in our certificate of incorporation and by-laws and the DGCL that could materially impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and by-laws, the forms of which have been publicly filed, as well as the DGCL.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

  STAGGERED BOARD OF DIRECTORS

     Our board of directors consists of twelve members. Our certificate of incorporation provides that the number of members of the board of directors be divided into three classes, as nearly equal in number as reasonably possible, as determined by our board of directors. The initial term of office of the first class of directors expires at our first annual meeting of stockholders, the initial term of office of the second class of directors will expire at our second annual meeting of stockholders and the initial term of office of the third class of directors will expire at our third annual meeting of stockholders, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of our stockholders, the directors elected to succeed the directors whose terms expire at the annual meeting will be elected to hold office for a term expiring at the annual meeting of our stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. The classification of the board of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors, because only a minority of our directors will be up for election at each annual meeting, and our board of directors may not be replaced by vote of the stockholders at any one time.

  NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     Our certificate of incorporation provides that the number of members of the board of directors will be fixed only by resolution of the board of directors from time to time. Our certificate of incorporation and by-laws provide that in the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such will nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation or removal, and (2) the newly created or eliminated directorships resulting from that increase or decrease will be apportioned by the board of directors among the three classes of directors so as to maintain those classes as nearly equal in number as reasonably possible. The certificate of incorporation and by-laws provide that directors may be removed only for cause, except that at any time that SOFTBANK, our directors and our executive officers (as defined in Rule 405 under the Securities Act of 1934) together hold outstanding shares of our common stock and/or shares of our other stock entitled to vote generally in the election of directors that together entitle them to cast votes representing more than 50% of the voting power in the election of directors generally considered for this purpose as a single class, the holders of the outstanding shares of our common stock and shares of our other stock entitled to vote thereon may remove directors with or without cause. We refer to periods like that described above as "Qualifying Ownership Periods". Vacancies, whether arising through death, retirement, resignation or removal of a director or through an increase in the authorized number of directors of any class, may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or, if the vacancies result from the removal of any director or directors, the holders of the outstanding shares of our common stock and shares of our other stock that were entitled to vote on such removal. A director elected to fill a vacancy will serve for the remainder of the then current term of office of the class to which he is elected. These provisions may prevent any stockholder from enlarging the board of directors and then filling the new directorships with that stockholder's own nominees.

  STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of those holders, except that at any time during a Qualifying Ownership Period, the holders of the outstanding shares of our common stock and shares of our other stock entitled to vote on such actions may take any action required or permitted to be taken by our stockholders by a consent or consents in writing setting forth the action so taken signed by the holders of the outstanding shares of our common stock and shares of our other stock entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which holders of all our outstanding shares were present and voted. Our certificate of incorporation and by-laws provide that special meetings of stockholders may be called only by our board of directors, to be held at the date, time and place stated in the notice of meeting, except that at any time during a Qualifying Ownership Period, SOFTBANK shall be entitled to call a special meeting of stockholders to be held at the date, time and place stated in its notice of meeting and to specify the purpose of the meeting. Any special meeting of stockholders will be confined to the purposes stated in the notice of meeting. These provisions will have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman or our board of directors for consideration of the proposal.

  ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS OF NEW BUSINESS

     The by-laws require notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director at a meeting of stockholders to be delivered to our Secretary not less than 90 nor more than 120 days prior to the date of the meeting. Accordingly, if a stockholder did not comply with the notice provisions the stockholder would not be able to nominate directors or propose new business.

  BLANK CHECK PREFERRED STOCK

     Our certificate of incorporation provides for 200,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to takeover Key3Media. For example, if in the exercise of its fiduciary obligations the board of directors were to determine that a takeover proposal is not in our best interests, it could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The board of directors currently does not intend to seek stockholder approval before any issuance of preferred stock unless required by law.

  OTHER CONSTITUENCIES

     Our certificate of incorporation provides that, when taking action including responding to a takeover, our directors may, but are not required to, consider the effects that our actions may have on interests and persons other than our shareholders, including our employees and the community.

  AMENDMENTS

     Our certificate of incorporation provides the provisions described above shall not be amended, modified or repealed unless such amendment, modification or repeal is approved by the affirmative vote of the holders of not less than 80% of the voting power of the outstanding shares of our common stock and all shares of our other stock entitled to vote on such matter, with the outstanding shares of common stock and other stock considered for this purpose as a single class.

     Our certificate of incorporation also provides that no adoption, amendment or repeal of a by-law shall be effective unless approved by our board of directors or the affirmative vote of the holders of not less than 80% of the voting power of the outstanding shares of our common stock and all shares of our other stock entitled to vote on such matter, with the outstanding shares of common stock and other stock considered for this purpose as a single class.

  PROVISIONS OF DELAWARE LAW

     Following the consummation of the distribution and the offering, we will be subject to the "Business combination" provisions of Section 203 of the DGCL. In general, these provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder", unless: (i) the transaction is approved by the board of directors prior to the date the "interested stockholder" obtained that status; (ii) upon consummation of the transaction which resulted in the stockholder's becoming an "interested stockholder", the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by
(a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder". A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company.

     Section 203 and the provisions of our certificate of incorporation and by-laws described above may make it more difficult for a third party to acquire, or discourage bids for, our company. Section 203 and these provisions could also have the effect of inhibiting attempts to change the membership of our board of directors.

                              PLAN OF DISTRIBUTION

     We are registering the offer and sale by selling shareholders of the following shares of common stock:

     - shares issued to the selling shareholders upon their conversion of the Series A and/or Series B;

     - shares or options to purchase shares the selling shareholders already held upon purchasing the Series A and/or B; and/or

     - shares the selling shareholders acquired within 30 days of purchasing the Series A and/or Series B.

     Registration of the common stock covered by this prospectus does not mean, however, that those shares will be offered or sold. The holders of our shares covered by this prospectus may act independently of us in making decisions with respect to the timing, manner and size of each sale.

     The selling shareholders may offer and sell the common stock directly or through underwriters, broker-dealers and/or other selling agents. Such offers and sales may be made in one or more of the following ways:

     - on the NYSE or in the over-the-counter market,

     - directly to one or more purchasers in privately negotiated transactions,

     - in ordinary brokerage transactions or transactions in which a broker or dealer solicits purchases,

     - in block trades,

     - in an underwritten offering on a firm commitment or best-efforts basis,

     - through option transactions, forward contracts, equity swaps or other derivative transactions relating to the securities,

     - through short sales,

     - by any other available means,or

     - any combination of the above.

at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices. Any of these underwriters, broker-dealers or selling agents may involve other underwriters, broker-dealers and/or selling agents and all of them may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the others participating in the offers and sales and/or from the purchasers of common shares. Compensation as to a particular underwriter, broker-dealer or selling agent may exceed customary commissions.

     In effecting sales, the selling shareholders and their underwriters, broker-dealers and/or other selling agents may:

     - enter into hedging transactions with broker-dealers, and in connection with those transactions, the broker-dealers may engage in short sales of the common stock,

     - sell common stock short and deliver the common stock to close out such short positions,

     - enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares of common stock, which the other broker-dealer may resell pursuant to this prospectus,

     - enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions,

     - pledge the shares of common stock to a broker-dealer, and upon a default, the broker-dealer may effect sales of the pledged shares pursuant to this prospectus,

     - through any other types of transactions, and/or

     - engage in any combination of the above.

     The common stock covered by this prospectus may also be offered and sold in transactions in reliance upon Rule 144 under the Securities Act of 1933 if such offer and sale meet the criteria and satisfy the requirements of Rule 144. The selling shareholder may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to an exemption from registration requirements under the securities laws.

     At any time a particular offer of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

     - the aggregate amount of common stock being offered,

     - the name or names of any underwriters, broker-dealers or other selling agents participating in the offers and sales,

     - the price or prices at which the common stock were sold, and

     - any other material facts of the transactions.

     Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus.

     The registration rights agreements between us and the holders of the convertible preferred stock permit us to restrict the registration, and thus the resale, of the common stock covered by this prospectus if our board of directors determines in good faith that effecting such a registration would have an adverse effect upon a proposed sale of all or substantially all of our assets or a merger, recapitalization, reorganization or similar current transaction materially affecting the capital, structure or equity ownership of our company or any other material financing, acquisition or extraordinary corporate transaction or if we are in possession of material information which our board of directors determines in good faith is not in the best interests of our company to disclose in a registration statement at such time. We cannot so restrict the registration or sales of common stock covered by this prospectus more than three times in any 12-month period or for more than 30 days in the aggregate during any such restriction.

     Any underwriter, broker-dealer or selling agent participating in any distribution of the common stock covered hereby will be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any compensation or commission paid or any discounts allowed to any of those underwriters, broker-dealers or other selling agents, and any profit they realize on the sale of the common stock, would be deemed to be an underwriting discount or commission under the Securities Act of 1933.

     The selling shareholders may indemnify any underwriter, broker-dealer or selling agent that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act of 1933. In addition, we have agreed in the registration rights agreement to indemnify the selling shareholders and each underwriter, broker-dealer or other selling agent facilitating the sale of the common shares offered hereby against certain liabilities arising under the Securities Act of 1933. Each person so indemnified by us has agreed to indemnify us for liabilities arising under the Securities Act of 1933 with respect to written information furnished to us by it.

     Selling shareholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act which may limit the timing of purchases and sales of any common stock and the ability of such persons to engage in market-making activities.

     In order to comply with the securities laws of certain states, if applicable, our common stock will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Each selling shareholder that sells common stock covered by this prospectus will pay all compensation, commissions and the underwriting discounts, if any, associated with the sale of the common shares. We will pay all costs, expenses and fees in connection with the registration of the common stock covered by this prospectus, including, among others, the fees of our counsel and accountants, all registration and filing fees, all stock exchange listing fees, blue sky fees and expenses, all printing and related expenses and any fees or disbursements of underwriters customarily paid by issuers.

     We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part with respect to the common stock offered hereunder until the earlier of the date that is two years from the effective date of the registration statement, or the date that all the shares registered hereunder have been sold.

                           VALIDITY OF THE SECURITIES

     The validity of the common stock will be passed upon for Key3Media Group, Inc. by Sullivan & Cromwell, New York, New York.

     In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for Key3Media Group, Inc. by Key3Media's General Counsel, Ned S. Goldstein, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

     Sullivan & Cromwell has in the past represented and continues to represent Key3Media on a regular basis and in a variety of matters, including offerings of our common stock and debt securities. Sullivan & Cromwell also performed services for Key3Media Group, Inc. in connection with the offering of the securities described in this prospectus.

                                    EXPERTS

     The consolidated financial statements of Key3Media Group, Inc. appearing in Key3Media Group's Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Key3Media Group, Inc. as of December 31, 1999 and 1998, and for each of the two years in the period ended December 31, 1999, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

                                                                AMOUNT TO
                                                                 BE PAID
                                                                ---------
SEC registration fee........................................    $ 35,975
NASD Fees...................................................           0
Legal fees and expenses.....................................     350,000
Fees and expenses of qualification under state securities
  laws (including legal fees)...............................           0
Accounting fees and expenses................................      50,000
Printing fees...............................................      50,000
Rating agency fees..........................................           0
Trustee's fees and expenses.................................           0
Miscellaneous...............................................      50,000
                                                                --------
Total.......................................................    $485,975
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 143 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to one of these Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Each Registrant's by-laws provide that it will indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is or was one of directors, officers or employees or serves or served at each Registrant's request as a director, officer or employee. Each Registrant's certificate of incorporation and by-laws provide that it will pay or reimburse expenses, including attorneys' fees, incurred by that person in defending any action, suit or proceeding promptly upon its receipt of an undertaking by that person to repay those expenses if it is ultimately determined that that person is not entitled to be indemnified by each.

     Policies of insurance are maintained by Key3Media Group, Inc. under which its directors and officers and those of its subsidiaries are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  3.1     Amended and Restated Certificate of Incorporation of
          Key3Media Group, Inc.+
  4.1     Certificate of Designations of Series A 5.5% Convertible
          Redeemable Preferred Stock.
  4.2     Certificate of Correction filed to correct error in the
          Certificate of Designations of Series A 5.5% Convertible
          Redeemable Preferred Stock.
  4.3     Certificate of Designations of Series B 5.5% Convertible
          Redeemable Preferred Stock.
  4.4     Certificate of Correction filed to correct error in the
          Certificate of Designations of Series B 5.5% Convertible
          Redeemable Preferred Stock.
  4.5     Registration Rights Agreement, dated November 27, 2001,
          between Key3Media Group, Inc. and Invemed Catalyst Fund,
          L.P.
  4.6     Registration Rights Agreement, dated November 27, 2001,
          between Key3Media Group, Inc. and William M. Sams.
  4.7     Registration Rights Agreement, dated November 27, 2001,
          between Key3Media Group, Inc. and ValueAct Capital Partners,
          L.P., ValueAct Capital Partners II, L.P., and ValueAct
          Capital International, Ltd.
  4.8     Registration Rights Agreement, dated December 20, 2001,
          between Key3Media Group, Inc. and the signatories listed
          therein.
  5.1     Opinion of Sullivan & Cromwell.*
 23.1     Consent of Ernst & Young LLP.
 23.2     Consent of PricewaterhouseCoopers LLP.
 23.3     Consent of Arthur Andersen LLP.
 23.4     Consent of Sullivan & Cromwell (included in Exhibit 5.1).*
 24.1     Power of Attorney of certain officers and directors of
          Key3Media Group, Inc. (included on page II-6 hereof).

---------------

* To be filed by amendment.

+ Previously filed.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Key3Media Group, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Key3Media Group, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against a Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act, if necessary.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Key3Media Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 21st day of December, 2001.

                                          KEY3MEDIA GROUP, INC.

                                          By: /s/ NED S. GOLDSTEIN
                                            ------------------------------------
                                          Name: Ned S. Goldstein
                                          Title: Executive Vice President,
                                             General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on behalf of the Key3Media Group, Inc. and in the capacities and on the dates indicated.

                    SIGNATURES                                  CAPACITY                     DATE
                    ----------                                  --------                     ----

               /s/ FREDRIC D. ROSEN                   Director, Chairman and Chief     December 21, 2001
 ------------------------------------------------     Executive Officer (Principal
                 Fredric D. Rosen                          Executive Officer)


             /s/ JASON E. CHUDNOFSKY                   Director, Vice Chairman and     December 21, 2001
 ------------------------------------------------        Chief Operating Officer
               Jason E. Chudnofsky


                                                                Director               December   , 2001
 ------------------------------------------------
                Edward A. Bennett


                                                                Director               December   , 2001
 ------------------------------------------------
               Pamela C. Alexander


               /s/ G. ANDREA BOTTA                              Director               December   , 2001
 ------------------------------------------------
                 G. Andrea Botta


                 /s/ ERIC HIPPEAU                               Director               December 21, 2001
 ------------------------------------------------
                   Eric Hippeau


               /s/ RONALD D. FISHER                             Director               December 21, 2001
 ------------------------------------------------
                 Ronald D. Fisher


                                                                Director               December   , 2001
 ------------------------------------------------
                  James F. Moore


               /s/ JOHN A. PRITZKER                             Director               December 21, 2001
 ------------------------------------------------
                 John A. Pritzker


                /s/ BRUCE M. RAMER                              Director               December 21, 2001
 ------------------------------------------------
                  Bruce M. Ramer

                    SIGNATURES                                  CAPACITY                     DATE
                    ----------                                  --------                     ----


                                                                Director               December   , 2001
 ------------------------------------------------
                Michael B. Solomon


                /s/ JAMES A. WIATT                              Director               December 21, 2001
 ------------------------------------------------
                  James A. Wiatt


               /s/ PETER B. KNEPPER                   Executive Vice President and     December 21, 2001
 ------------------------------------------------        Chief Financial Officer
                 Peter B. Knepper                       (Principal Financial and
                                                           Accounting Officer)


 By:               /s/ NED S. GOLDSTEIN
        ------------------------------------------
                     Ned S. Goldstein
                     Attorney-in-fact

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ned S. Goldstein or Peter B. Knepper, and each of them severally, his or her true and lawful agent and attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, to this Registration Statement on Form S-3 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below on behalf of the registrant and in the capacities and on the dates indicated.

                    SIGNATURES                                  CAPACITY                     DATE
                    ----------                                  --------                     ----

               /s/ FREDRIC D. ROSEN                   Director, Chairman and Chief     December 21, 2001
 ------------------------------------------------           Executive Officer
                 Fredric D. Rosen                     (Principal Executive Officer)

             /s/ JASON E. CHUDNOFSKY                   Director, Vice Chairman and     December 21, 2001
 ------------------------------------------------        Chief Operating Officer
               Jason E. Chudnofsky


              /s/ EDWARD A. BENNETT                             Director               December 21, 2001
 ------------------------------------------------
                Edward A. Bennett


                                                                Director               December   , 2001
 ------------------------------------------------
               Pamela C. Alexander


               /s/ G. ANDREA BOTTA                              Director               December   , 2001
 ------------------------------------------------
                 G. Andrea Botta


                 /s/ ERIC HIPPEAU                               Director               December 21, 2001
 ------------------------------------------------
                   Eric Hippeau


               /s/ RONALD D. FISHER                             Director               December 21, 2001
 ------------------------------------------------
                 Ronald D. Fisher


                                                                Director               December   , 2001
 ------------------------------------------------
                  James F. Moore


               /s/ JOHN A. PRITZKER                             Director               December 21, 2001
 ------------------------------------------------
                 John A. Pritzker


                /s/ BRUCE M. RAMER                              Director               December 21, 2001
 ------------------------------------------------
                  Bruce M. Ramer


                                                                Director               December   , 2001
 ------------------------------------------------
                Michael B. Solomon


                /s/ JAMES A. WIATT                              Director               December 21, 2001
 ------------------------------------------------
                  James A. Wiatt

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  3.1     Amended and Restated Certificate of Incorporation of
          Key3Media Group, Inc.+
  4.1     Certificate of Designations of Series A 5.5% Convertible
          Redeemable Preferred Stock.
  4.2     Certificate of Correction filed to correct error in the
          Certificate of Designations of Series A 5.5% Convertible
          Redeemable Preferred Stock.
  4.3     Certificate of Designations of Series B 5.5% Convertible
          Redeemable Preferred Stock.
  4.4     Certificate of Correction filed to correct error in the
          Certificate of Designations of Series B 5.5% Convertible
          Redeemable Preferred Stock.
  4.5     Registration Rights Agreement, dated November 27, 2001,
          between Key3Media Group, Inc. and Invemed Catalyst Fund,
          L.P.
  4.6     Registration Rights Agreement, dated November 27, 2001,
          between Key3Media Group, Inc. and William M. Sams.
  4.7     Registration Rights Agreement, dated November 27, 2001,
          between Key3Media Group, Inc. and ValueAct Capital Partners,
          L.P., ValueAct Capital Partners II, L.P., and ValueAct
          Capital International, Ltd.
  4.8     Registration Rights Agreement, dated December 20, 2001,
          between Key3Media Group, Inc. and the signatories listed
          therein.
  5.1     Opinion of Sullivan & Cromwell.*
 23.1     Consent of Ernst & Young LLP.
 23.2     Consent of PricewaterhouseCoopers LLP.
 23.3     Consent of Arthur Andersen LLP.
 23.4     Consent of Sullivan & Cromwell (included in Exhibit 5.1).*
 24.1     Power of Attorney of directors of Key3Media Group, Inc.
          (included on page II-6 hereof).

---------------

* To be filed by amendment.

+ Previously filed.